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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into to be effective as of October 1, 1998 (the "Effective Date"), by and between TIMBER LODGE STEAKHOUSE, INC., a Minnesota corporation (the "Company"), GB FOODS CORPORATION, a Delaware corporation ("GBFC"), and DERMOT F. ROWLAND, a Minnesota resident (the "Employee"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        l. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs the Employee to serve as an Executive Vice President of the Company, and the Employee accepts such employment. In addition, the Employee shall serve on the Board of Directors of the Company for each year during the Term. Notwithstanding anything to the contrary above, however, the Company and GBFC expressly acknowledge and agree that the Employee is semi-retired and that his duties as an employee hereunder shall be limited to providing consultation and advice to the Company from time to time.

        2. Term. The term of employment under this Agreement shall be for a period of three (3) years (the "Term") commencing on the Effective Date, subject to termination pursuant to Section 4, below. The Term may be extended upon mutual agreement of the parties.

        3.     Compensation.

               3.1 Annual Salary. During the Term of this Agreement, the Company shall pay the Employee a base annual salary, before deducting all applicable withholdings, of Thirty-Six Thousand Dollars ($36,000) per year (the "Base Salary"), payable at the times and in the manner dictated by the Company's standard payroll policies.

               3.2. Benefits. During the Term, the Employee shall be entitled to participate in and receive all benefits under any Company benefit plan or program (including, without limitation, medical, health, dental, disability, and group life), any retirement savings plan or program (including, without limitation, 401(k) and employee stock purchase plan), and such other perquisites of office maintained by the Company immediately prior to the Effective Time (the "Company Benefit Plans"). If, at any time after the Effective Time, GBFC elects to consolidate the Company Benefit Plans into similar plans and arrangements provided by GBFC (the "GBFC Benefit Plans"), then the Employee shall (i) be credited for all prior service with the Company to be applied against all service and waiting periods under the GBFC Benefit Plans; (ii) be credited for any deductibles paid for the plan year under the Company Benefit Plans to be applied against any deductibles under the GBFC Benefit Plans; and (iii) not excluded from any GBFC Benefit Plan for any pre-existing condition if the Employee was entitled to coverage under the Company Benefit Plans immediately prior to the Effective Time.


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               3.3 Expense Reimbursement. In addition to the compensation and benefits provided herein, the Company shall, upon receipt and approval of appropriate documentation, reimburse the Employee each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses. The arrangement set forth in this Section 3.4 is intended to constitute an accountable plan within the meaning of Section 162 of the Code and the accompanying regulations, and the Employee agrees to comply with all reasonable guidelines established by the Company from time to time to meet the requirements of Section 162 of the Code and the accompanying regulations.

        4.     Termination.

               4.1 Termination by Employee or the Company. The Employee may terminate this Agreement at any time and for any reason. The Company may only terminate this Agreement for "cause" upon written notice to the Employee. For purposes of this Agreement, "cause" shall mean: misconduct, dishonesty, insubordination, or other act by Employee that in any way has a direct, substantial and adverse effect on the Company's reputation or its relationship with its customers or employees, including, without limitation, (i) use of alcohol such as to interfere with the Employee's obligations hereunder, (ii) the use of illegal drugs; (iii) conviction of a felony or of any crime involving moral turpitude or theft, and (iv) material failure by Employee to comply with applicable laws or governmental regulations pertaining to Employee's employment hereunder. In the event of a termination of this Agreement pursuant to this
Section 4.1, the Company shall only be obligated to pay to the Employee the Base Salary due him through the date of termination.

               4.2 Death. Notwithstanding any other provisions to the contrary contained herein, if the Employee dies during the Term of this Agreement, this Agreement shall terminate immediately, and the Employee's legal representatives or designated beneficiary shall be entitled to receive the unpaid Base Salary earned through the date of the Employee's death.

               4.3 Effect of Termination. Termination for any cause or without cause shall not constitute a waiver of the Company's rights under this Agreement as specified in Section 6 nor a release of the Employee from any obligation hereunder except his obligation to perform his day-to-day duties as an employee.

        5. Non-Delegation of Employee's Rights. The obligations, rights and benefits of the Employee hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer.

        6.     Covenants of Employee.

               6.1 Confidentiality. The Employee acknowledges that in his capacity as an employee of the Company he will occupy a position of trust and confidence, and he further acknowledges that he will have access to and learn substantial information about the Company and its operations that is confidential or not generally known in the industry including, without


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limitation, information that relates to purchasing, sales, customers, marketing, the Company's financial position and financing arrangements. The Employee agrees that all such information is proprietary or confidential or constitutes trade secrets and is the sole property of the Company. Accordingly, during the Employee's employment by the Company and for a period of two (2) years thereafter, the Employee will keep confidential, and will not without the Company's permission reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to the Company's methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence, or records, or any other documents used or owned by the Company, nor will the Employee advise, discuss with or in any way assist any other person or firm in obtaining or learning about any of the items described in this Section 6.1, either alone or with others, outside the scope of his duties and responsibilities with the Company unless otherwise required by law or court ordered subpoena.

               6.2 Competitive Activities During Employment The Employee will not, during his employment by the Company, engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company, nor solicit, or in any other manner work for or assist any business which is competitive with the Company. During his employment by the Company, the Employee will undertake no planning for or organization of any business activity competitive with the work he performs as an employee of the Company, and the Employee will not, during his employment by the Company, combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity.

               6.3 Non-Competition After Employment. For a period of two (2) years from and after the expiration of the Term or the prior termination of this Agreement, the Employee will not, for any reason whatsoever, directly or indirectly, for the Employee or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                      (a) engage as an officer, director, stockholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor in any business in direct competition with the current business or any related business of the Company, within 50 miles of where the Company anywhere conducts such business (the "Territory");

                      (b) call upon any person who is, at that time, within the Territory, an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                      (c) call upon any person or entity which is, at that time, or which has been within one (1) year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in competition with the Company within the Territory; or


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                      (d) call upon any prospective acquisition candidate, on
the Employees own behalf or on behalf of any competitor, which candidate was either called upon by the Company or for which the Company made an acquisition analysis.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

The Employee expressly agrees that the foregoing covenants impose a reasonable restraint on the Employee in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of the Company. The covenants in this Section 6.3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this
Section 6.3 shall thereby be reformed. All of the covenants in this Section 6.3 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The Employee specifically agrees that the duration of the covenants stated at the beginning of this Section 6.3 shall be computed by adding to such time periods any time during which the Employee is found by a court of competent jurisdiction to have been in violation of any provision of this Section 6.3. The Employee expressly agrees that the covenants set forth in this Section 6.3 are a material and substantial part of this Agreement and that certain Agreement and Plan of Merger, dated January 16, 1998, by and among GBFC, TLS Acquisition Corp. and the Company.

               6.4 Remedy for Breach. The Employee acknowledges that the Company will be irrevocably damaged if all of the provisions of this Section 6 are not specifically enforced. Accordingly, the Employee agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief without bond from a court of competent jurisdiction for the purpose of restraining the Employee from any actual or threatened breach of this Section 6. The Employee's obligations under this
Section 6 shall survive the Employee's termination of employment with the Company for the periods of time specified in this Section 6.

        7. Return of Company Documents. Upon termination of this Agreement, the Employee shall return immediately to the Company all records and documents of or pertaining to the Company and shall not make or retain any copy or extract of any such record or document.

        8. Florida Restaurants. If, during the Term of this Agreement, the Company determines to open Timber Lodge Steakhouse restaurants in the greater metropolitan areas of Sarasota, Naples or Fort Meyers, Florida, then, with respect to the first three (3) such restaurants, the Company shall either (i) franchise such restaurants to the Employee; or (ii) enter into a joint venture or similar


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relationship with the Employee with respect to the ownership and operation of such restaurants, in each case on terms and conditions mutually agreed upon by the Employee and the Company. The obligations of the Company under this Section 8 shall not survive the prior termination of this Agreement, provided, however, that the terms and conditions of any franchise, joint venture or similar agreement entered into between the Employee and the Company prior to such termination shall survive.

        9.     Miscellaneous.

               9.1 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the Employee's employment with the Company and supersedes any and all prior or contemporaneous agreements or understandings, whether oral or written, relating to the Employee's employment. This Agreement may be amended, modified, supplemented, or changed only by a written document signed by all parties to this Agreement.

               9.2 Governing Law and Venue. This Agreement, and any dispute arising from the relationship between the parties to this Agreement, shall be governed by California law. Venue for any dispute arising from the relationship between the parties to this Agreement or for any action to enforce or defend the terms of this Agreement shall be in Santa Barbara County, California.

               9.3 Attorneys' Fees. In any arbitration or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

               9.4 Severability. If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of the Company and the Employee in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Company or of the Company against the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or the Employee of the covenants in this Agreement.

               9.5 Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three (3) days after being sent by United States certified mail, postage prepaid, with return receipt requested, to the parties at their respective addresses set forth below:


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               To the Company:

                      Timber Lodge Steakhouse, Inc.
                      4021 Vernon Avenue South
                      Minneapolis, Minnesota 55416
                      Attention: President

               With a Copy to:

                      GB Foods Corporation
                      3916 State Street
                      Santa Barbara, California 93105
                      Attn: Andrew F. Puzder
                      Chief Executive Officer

               To the Employee:

                      Dermot F. Rowland

                      ------------------

                      ------------------

               9.6 Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

               9.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted assigns. Neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party without the consent of the other party. Notwithstanding the preceding sentence, the Company may assign this agreement without the consent of the Employee to any related entity in connection with a reorganization or restructuring of the Company or GBFC. Any assignment or transfer in violation of this Section 9.7 shall be void.

               9.8 Captions and Headings. The captions and headings are for convenience of reference only and shall not be used to construe the terms or meaning of any provisions of this Agreement.

               9.9 Legal Counsel/Mutual Drafting. Each party hereto acknowledges and represents that it has been represented by its own legal counsel in connection with the terms and conditions of this Agreement, with the opportunity to seek advice as to its legal rights and obligations from such counsel. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.


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               IN WITNESS WHEREOF the parties have executed this Employment
Agreement as of the date set forth above.

                                       COMPANY:

                                       TIMBER LODGE STEAKHOUSE, INC.,
                                       a Minnesota corporation


                                       By:
                                          --------------------------------------
                                       Its:
                                            ------------------------------------

                                       GBFC:

                                       GB FOODS CORPORATION,
                                       a Delaware corporation


                                       -----------------------------------------
                                       Andrew F. Puzder, Chief Executive Officer

                                       EMPLOYEE:


                                       -----------------------------------------
                                       Dermot F. Rowland


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